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                                                                   EXHIBIT 23(c)


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (File No. 333-75093 and 333-79163) of our report dated February 24, 1998, on our audit of the consolidated statements of financial condition of Hoosier Hills Financial Corporation and subsidiary, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, which report is included in this Annual Report on Form 10-K.




/s/ SHERMAN, BARBER & MULLIKIN
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Madison, Indiana
March 27, 2000